EXHIBIT 10.8

                              DATED: 7TH, JUNE 2004





                                Owlstone Limited

                                     - and -

                                   Paul Boyle





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                                SERVICE AGREEMENT

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THIS AGREEMENT is made on the 7th day of June 2004

BETWEEN

(1) OWLSTONE LIMITED (registered number: 04955647) whose registered office is at 32 Haymarket London SW1Y 4TP (the "Company")

and

(2) PAUL BOYLE of 92a The Ridgeway, Golders Green, London, NW11 9RU (The Executive)

WHEREBY IT IS AGREED as follows:

MEANING OF WORDS USED

1.1 In this agreement and the Schedule the following expressions have the following meanings:-

         "Board" the Board of Directors of the Company from time to time.

         "Group Company"            any  holding  company  for the time being of
                                    the Company or any subsidiary for the time being of the Company or of any such holding company (for which purpose "holding company" and "subsidiary" have the meanings ascribed to them by Companies Act 1985;

         "Group" the Company and all those Group Companies wherever registered or incorporated for which the Executive performs duties and/or functions pursuant to Clause 4;

         "Commencement Date"        7th June, 2004; and

         "recognised investment
         exchange"                  any  stock  exchange  on  which  shares  and
                                    securities are publicly traded.

         "Executive Compensation
         Plan" means a scheme, defined by the Board of Directors of the Company from time to time, granting certain employees the right to purchase share options in the Company.

1.2 References herein to "Clauses", "sub-clauses" and "the Schedule" are to clauses and sub-clauses of and the Schedule to this Agreement unless otherwise specified

1.3 Unless otherwise required words denoting the singular include the plural and vice versa.

1.4 References in this Agreement to statutory provisions include all modifications and re-enactments of them and all subordinate legislation made under them.

1.5 Clause headings are included in this Agreement for convenience only and do not affect its construction.


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PREVIOUS AGREEMENTS

2.1 This agreement contains the entire and only agreement and will govern the relationship between the Company and the Executive from the Commencement Date in substitution for all previous agreements and arrangements whether written, oral or implied between the Company or any Group Company and the Executive relating to the services of the Executive all of which will be deemed to have terminated by consent with effect from the Commencement Date. The Executive and the Company acknowledge that in entering into this Agreement neither has relied on any representation or undertaking by the other whether oral or in writing except as expressly incorporated in this Agreement.

2.2 The Executive hereby acknowledges that he has no outstanding claim of any kind against any Group company.

2.3 The Executive warrants and represents to the Company that he will not be in breach of any existing or any former terms of employment applicable to him whether express or implied or of any other obligation binding on him by reason of him entering into this Agreement or performing all or any of his duties and obligation under it.

APPOINTMENT, TERM AND NOTICE

3.1 The Company will employ the Executive and the Executive will serve the Company as (Chief Manufacturing Officer).

3.2 Subject as hereinafter provided the said appointment will commence on the Commencement Date and will continue thereafter unless and until the employment is terminated by either party giving to the other not less than six calendar months written notice.

3.3 The Executive agrees that at its absolute discretion the Company may terminate the Executive's employment under this Agreement with immediate effect by paying to the Executive in full and final settlement of all claims which he has or may have against the Company or any director, employee or agent of the Company or any Group Company under or arising out of his employment with the Company or any such Group Company, upon the termination of his employment, all salary (less applicable statutory deductions), bonuses otherwise contractually due and any other employment benefits provided by this agreement during such period, in lieu of the balance of the notice period or remainder of the notice period if at the Company's request the Executive has worked during part of the notice period.

3.4      Notwithstanding   the   provisions  of  Clause  3.2,  the   Executive's
         employment under this Agreement will automatically terminate on his 65th birthday.

DUTIES

4.1 The Executive will carry out such duties and functions, exercise such powers and comply with such instructions in connection with the business of the company and the Group Companies as the Board reasonably determines from time to time. Except when prevented by illness, accident or holiday as provided below the Executive will devote his whole time, attention and skill to the affairs of the Company and where appropriate the Group Companies and use his best endeavours to promote their interests provided that without prejudice to any other rights of the Company, the Board may at any time require the Executive to cease performing and exercising all or any of such duties, functions or powers. 4.2 The Executive will if and so long as he is so required by the Company carry out duties on for and/or act as Executive, officer or employee of any other Group Company. The duties attendant upon any such appointment will be carried out by the Executive as if they were duties to be performed by him on behalf of the Company under this Agreement.


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4.3      The Executive  will at all times promptly give to the Board (in writing if requested) all information, explanations and assistance that the Board may require in connection with the business or affairs of the Company and the Group and his employment under this Agreement.

PLACE OF WORK

5.1 The Executive will perform his duties at such place of business as the Company requires or as may be agreed with the Executive (from time to time) whether inside or outside the United Kingdom, but the Company will not require him without his prior consent to go to or reside anywhere outside the United Kingdom except for occasional visits in the ordinary course of his duties.

5.2 If the Company relocates its head office/changes the Executive's place of work so that the Executive has to relocate his residence, the Company will reimburse him for his reasonable removal and other incidental expenses in the accordance therewith within a month of the Executive incurring such expenditure.

HOURS OF WORK

6. The Company's normal office hours are from 9.00am to 5.30pm Monday to Friday (including 1 hour for lunch), but the Executive may be required to work outside these hours without additional remuneration in order to meet the requirements of the business if so required for the proper performance of his duties.

REMUNERATION

7.1 The company will pay the Executive a salary at the rate of (pound)30,000 per annum with effect from the Commencement Date which salary will accrue from day to day and be payable in arrears by equal monthly instalments on or about the 28th day of each month by standing order to a bank account designated by the Executive or by such other method of payment agreed by the Company and the Executive

7.2 The Executive's salary will be subject to review by the Board that will be effective on and from 1st January in each year during the Executive's employment under this agreement commencing 1st January 2005 provided that the increase (if any) of such salary together with such additional emoluments will be a matter to be decided at the Board's absolute discretion.

7.3 The Executive will be entitled to participate in any bonus scheme for Executives implemented by the Board from time to time.

SHARE OPTIONS

8. The Executive shall be entitled to participate in the Company's first Executive Compensation Plan at 1.5% of the then issued and outstanding share capital of the Company.


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EXPENSES

9. The Executive will be reimbursed on a monthly basis all out of pocket expenses reasonably an properly incurred by him in the performance of his duties under this agreement on hotel, travelling, entertainment, phone calls and other similar items provided that he complies with the Company's then current guidelines relating to expenses and if and when required by the Company produces to the company all relevant vouchers in respect of such expenses.

HOLIDAYS

10.1 In addition to statutory public holidays the Executive will be entitled to 20 working days' paid holiday in each calendar year, such holiday to be taken at such time or times as may be mutually agreed between the Company and the Executive.

10.2 Any holiday entitlement which is not taken by the end of the calendar year to which it relates may not be carried forward, unless otherwise agreed by the Company.

10.3 The Executive's entitlement to paid holiday in the calendar year in which his employment terminates will be 1.67 days for each completed calendar month in that year provided that no such entitlement to paid holiday will arise if the Executive terminates his employment without the company's consent before the expiry of notice given by him pursuant to Clause 3.2 or without giving notice or before the expiry of the fixed term referred to in Clause 3.2 or if the Company terminates the Executive's employment pursuant to Clause 18.1

10.4 Where the Executive has taken more or less than his holiday entitlement in the year his employment terminates, a proportionate adjustment will be made by way of add on to or deduction from (as appropriate) his final gross pay calculated on a pro-rata basis.

CONFLICT OF INTERESTS

11.1 The Executive will disclose promptly to the Board in writing all his interest in any business other than that of the Company and the Group and will notify the Board immediately of any change in his external interest. Except with the written consent of the Board, the Executive will not during his employment under this Agreement be directly or indirectly engaged, concerned or interested whether as principal, servant or agent (on his own behalf or on behalf of or in association with any other person) in any other trade, business or occupation other than the business of the Company or any Group Company provided that the Executive will not be precluded from being interested for investment purposes only as a member, debenture holder or a beneficial owner of any stock, shares or debentures which are listed or dealt in on a recognised investment exchange and which do not represent more than one per cent of the total share or loan capital from time to time in issue in such company.

11.2 The Executive will not during his employment introduce to any other person, firm, company or organisation business of any kind with which the Company or any other Group Company for which he has performed services under this Agreement is able to deal and he will not have any financial interest in, or derive any financial or other benefit from, contracts or transactions entered into by the company or any other Group Company for which he has performed services under the Agreement with any third party without first disclosing such interest or benefit to the Board and obtaining its written approval.


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RESTRICTIVE COVENANTS

12.1 In this Clause 12 the following expressions have the following meanings:

         "Critical Person"          any  person  who  was  an  employee,  agent,
                                    Executive,    consultant   or    independent
                                    contractor employed, appointed or engaged by the Company or any Relevant Group Company at any time within the Relevant Period who by reason of such employment, appointment or engagement and in particular by reason of his/her seniority and expertise or knowledge of trade secrets or confidential information of the company or an Group Company or knowledge of or influence over the clients, customers or suppliers of the Company or any Group Company is likely to be able to assist or benefit a business in or proposing to be in competition with the Company or any Relevant Group Company;

         "Relevant customer"        any person, firm company or organisation who
                                    or  which at any time  during  the  Relevant
                                    Period is or was:-

                                    (i)      negotiating  with the  Company or a
                                             Relevant Group Company for the sale
                                             or supply of  Relevant  Products or
                                             Services;   or  (ii)  a  client  or
                                             customer  of  the  Company  or  any
                                             Relevant Group Company for the sale
                                             or supply of  Relevant  Products or
                                             Services.

                                    and in each  case  with  whom or  which  the
                                    Executive   was   directly    concerned   or
                                    connected or of whom or which the Executive had personal knowledge during the Relevant Period in the course of his employment hereunder;

         "Relevant Group
         Company" any Group Company (other than the Company) for which the Executive has performed services under this Agreement or for which he has had operational/management responsibility at any time during the Relevant period;

         "Relevant Period"          the period of 12 months  immediately  before
                                    the Termination Date;

         "Relevant Products or
         Services"                  products or  services  which are of the same
                                    kind as or of a  materially  similar kind to
                                    or competitive with any products or services
                                    sold  or  supplied  by  the  company  or any
                                    Relevant  Group company  within the Relevant
                                    Period  and with  which  sale or supply  the
                                    Executive   was   directly    concerned   or
                                    connected   or  of  which  he  had  personal
                                    knowledge during the Relevant Period in the course of this employment hereunder;

         "Termination Date"         the date on which the Executive's employment
                                    under   this   Agreement    terminates   and
                                    references to "from Termination Date" mean from and including the date of termination.

         "Restricted Territory"     the  United  Kingdom  and  the  Republic  of
                                    Ireland


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12.2     The Executive will not without the prior written consent of the Company directly or indirectly and whether alone or in conjunction with or on behalf of any other person and whether as a principal, shareholder, Executive, employee, agent, consultant, partner or otherwise:-

         12.2.1 within the Restricted territory for a period of six months from the Termination Date be engaged, concerned or interested in, or professional advice to, any other business which supplies Relevant Products or Services in competition with the Company or any Relevant Group Company provided that his restriction does not apply to prevent the Executive from holding shares or other securities in any company which is quoted, listed or otherwise dealt in on a recognised investment exchange or other securities market and which confer not more than 1% of the votes which could be cast at a general meeting of such company; or

         12.2.2 within the Restricted Territory for a period of six months from the Termination Date be engaged, concerned or interested in any business which at any time during the Relevant Period has supplied Relevant Products or Services to the Company or any Relevant Group Company or is or was at any time during the Relevant Period a Relevant Customer of the Company or any Relevant Group Company if such engagement, concern or interest causes or would cause the supplier to cease or materially reduce its supplies to the company (or any Relevant Group Company as the case may be) or the Relevant Customer to cease or materially to reduce its orders or contracts with the company or any Relevant Group Company; or

         12.2.3 for a period of six months from the Termination Date so as to compete with the Company or any Relevant Group Company canvass, solicit or approach or cause to be canvassed, solicited or approached any Relevant Customer for the sale or supply of Relevant Products or Services or endeavour to do so; or

         12.2.4 for a period of six months from the Termination Date so as to compete with the Company or any Relevant Group Company deal or contract with any Relevant Customer in relation to the sale or supply of any Relevant Products or Services, or endeavour to do so;

         12.2.5 for a period of six months from the Termination Date solicit, induce or entice away from the company or any Relevant Group Company or, in connection with any business in or proposing to be in competition with the Company or any Relevant Group Company, employ, engage or appoint or in any way cause to be employed, engaged or appointed a Critical Person whether or not such person would commit any breach of his or her contract of employment or engagement by leaving the service of the Company or any Relevant Group Company;

         12.2.6 use in connection with any business any name which includes the name of any Group Company or any colourable imitation of it.


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12.3     Whilst the  restrictions  in this Clause 12 (on which the Executive has had an opportunity to take independent advice as the Executive hereby acknowledges) are regarded by the parties as fair and reasonable, it is hereby declared that each of the restrictions in this Clause 12 is intended to be separate and severable. If any restriction is held to be unreasonable wide but would be valid if part of the wording (including in particular but without limitation the defined expressions referred to in Clause 12.1) were deleted, such restriction will apply with so much of the wording deleted as may be necessary to make it valid.

12.4 If the Executive breaches any of the provisions in this Clause 12 the Company will be entitled by written notice to the Executive to extend the period during which the provisions of Clause 12 which have been breached apply by an equivalent period to that during which the breach or breaches have continued, such additional period to commence on the date on which the said period would have otherwise expired. The Executive hereby agrees that if the company so extends the period of any such restriction, this will not prejudice the right of the Company to apply to the Courts for injunctive relief in order to comply the Executive to comply with the provisions of this Clause 12 and/or damages, as the case may be.

12.5 For the purposes of Clauses 12 and 13 the Company has entered into this Agreement as agent for and trustee of all relevant Group Companies.

12.6 If the Executive applies for or is offered a new employments, appointment or engagement, before entering into any related contract the Executive will bring the terms of this Clause 12 and Clauses 2, 3, 13, 14 and 17.2 to the attention of a third party proposing directly or indirectly to employ, appoint or engage him.

CONFIDENTIALITY

13.1 The Executive acknowledges that in the ordinary course of this employment he will be exposed to information about the Company's business and the business of other Group companies and that of the Company's and the Group Companies' suppliers and customers which amounts to a trade secret, is confidential or is commercially sensitive and which may not be readily available to others engaged in a similar business to that of the Company or any of the Group Companies or to the general public and which if disclosed will be liable to cause significant harm to the Company or such Group Companies. The Executive has therefore agreed to accept the restrictions in this Clause 13.

13.2 Without prejudice to Clause 13.3 or 13.4 and subject to Clause 13.3. the Executive will not during the period of his employment with the Company:-

         13.1.1 Sell or seek to sell to anyone information acquired by him in the course of his employment with the Company;

         13.1.2 Obtain or seek to obtain any financial advantage (direct or indirect) from disclosure of such information.

13.3 The Executive will no either during his employment or after its termination without limit in time for his own purposes of for any purposes other than those of the Company or any Group Company (for any reason and in any manner use or divulge or communicate to any person, firm, company or organisation except to those officials of any Group Company whose province it is to know the same any secret or confidential information or information constituting a trade secret acquired or discovered by him in the course of his employment


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         with the Company  relating  to the  private  affairs or business of the
         Company or any Group Company or its/their suppliers, customers, management or shareholders.

13.4     The restrictions contained in this Clause do not apply to:-

         (i) Any disclosure authorised by the Board or required in the ordinary and proper course of the Executive's employment or as required by the order of a court of competent jurisdiction or an appropriate regulatory authority or otherwise required by law; or

         (ii) Any information which the Executive can demonstrate was known to the Executive prior to the commencement of the Executive's employment by the Company or by a Group Company or is in the public domain otherwise than as a result of a breach by him of this Clause; or

         (iii) Any information disclosed to the Executive by a third party who is not bound by any duty of confidence to the Company or any group Company.

13.5 The provisions of this Clause 13 are without prejudice to the duties and obligations of the Executive to be implied into this Agreement at common law.

PATENTS

14.1 The Executive must disclose immediately to the Company any discovery or invention or secret process or improvement in procedure made or discovered by the Executive during his employment in connection with or in any way affecting or relating to the business of the Company or any Group Company or capable of being used or adapted for use in or in connection with any such company ("Inventions") which Inventions will belong to and be the absolute property of the Company or such other person, firm, company or organisation as the Company may require.

14.2 If requested by the Board (whether during or after the termination of his employment) the Executive will at the expense of the Company apply or join in applying for letters patent or similar protection in the United Kingdom or any other part of the world for all Inventions and will do everything necessary (including executing documents) for vesting letters patent or other similar protection when obtained an all right and title to and interest in all Inventions in the Company absolutely and as sole beneficial owner or in such other person, firm, company or organisation as the Company may require.

14.3 The Executive will (both during and after the termination of his employment) at the Company's expense anywhere in the world and at any time promptly do everything (including executing documents) that may be required by the Board to defend or protect for the benefit of the Company all Inventions and right and title of the Company to them.

14.4 The Executive hereby irrevocably authorises the Company to appoint a person to execute any documents and to do everything necessary to effect his obligations under this Clause 14 on his behalf.


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14.5     The provisions of Clause 14.1 to 14.3 (inclusive) are without prejudice to the provisions of the UK Patents Act 1977.

COPYRIGHT

15.1 The entire copyright and all similar rights (including future copyright, the right to register trade marks or service marks and the right to register designs and design rights) throughout the world in works of any description produced by; the Executive in the course of or in connection with his employment ("Works") will vest in and belong to the Company absolutely throughout the world for the full periods of protection available in law including all renewals and extension.

15.2 The Executive will (both during and after the termination of his employment) at the Company's request and expense anywhere in the world ant at any time promptly do everything (including executing documents) that may be required by the Board to assure, defend or protect the rights of the Company in all Works.

15.3 The Executive hereby irrevocably authorises the Company to appoint a person to execute any documents and to do everything necessary to effect the obligations of the Executive under this Clause 15 on the Executive's behalf.

15.4 For the purposes of Clause 15 and Clause 16, the Executive hereby irrevocably and unconditionally waives in favour of the Company the moral rights conferred on him by Chapter IV Part 1 of the UK Copyright Designs and Patents Act 1988.

INCAPACITY

16.1 If the Executive is absent from his duties as a result of illness or injury he will notify a member of the Board as soon as possible and complete any self-certification forms which are required by the Company. If the incapacity continues for a period of seven days or more he will produce to the Company a medical certificate to cover the duration of such absence.

16.2 Subject to the rest of Clause 16 and 17.1.7 subject to the receipt of the appropriate certificates in accordance with Clause 17, if the Executive is absent from his duties as a result of illness or injury he will be entitled to payment of his salary at the full rate in respect of such illness or injury for a period (in total) of no more than three months in any period of 12 months (whether the absence is intermittent or continuous). Thereafter, for a further period of three months in any period of 12 months (whether the absence is intermittent or continuous) the Executive shall receive half of his salary otherwise payable to him during such further period(s) of absence and thereafter the Executive will not be entitled to any further payment from the Company until the resumption of his duties.

16.3 If the Executive is absent from work because of any injury or condition (physical or mental and whether or not sustained in the course of his duties) caused wholly or partly by any; act or omission of any person, firm, company or organisation (other than the Company or any Group Company) from whom the Executive may be or become entitled to recover damages or compensation, any sum paid by the Company to the Executive in respect of the said absence will be an interest free loan to the Executive repayable immediately by the Executive to the Company on recovery by him of any such damages or compensation.


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16.4     If the  Executive  has been absent  from work  because of any injury or condition caused wholly or partly by the Company or any Group Company or any person for whom the Company or any Group Company is vicariously liable and for which the Executive may be or become entitled to recover damages or compensation, any such damages or compensation payable will be reduced by the amount of any sick pay (statutory or otherwise) paid to him and by the pension received or receivable by him in the period in respect of which such damages or compensation are calculated.

16.5 The remuneration paid under Clause 16.2 will include any Statutory Sick Pay payable and when this is exhausted will be reduced by the amount of any Social Security Sickness Benefit or other benefits recoverable by the Executive (whether or not recovered)

16.6 Whether or not the Executive is absent by reason of sickness, injury or other incapacity the Executive will at the request of the Board agree to have a medical examination performed by a doctor appointed and paid for by the company and the Executive hereby authorises the Board to have unconditional access to any report or reports (including copies) produced as a result of any such examination as the Board may form time to time require and entitlements to salary pursuant to Clause 16.2 will be conditional on the Executive complying with the terms of this Clause 16.6.

TERMINATION

17.1 The Company may terminate the Executive's employment immediately by summary notice in writing (notwithstanding that the Company may have allowed any time to elapse or on a former occasion may have waived its rights under this Clause) if he:-

         17.1.1 Commits, repeats or continues any serious breach of any part of this Agreement of his obligation under it;

         17.1.2 In the performance of his duties under this agreement of otherwise commits any act of gross misconduct or serious incompetence or does or omits to do any thing else which is seriously prejudicial to the interests of the Company or any Group Company;

         17.1.3 Adversely prejudices or because of his behaviour is likely in the reasonable opinion of the Board to prejudice adversely the interests or reputation of the Executive, the Company or any Group Company;

         17.1.4 Is convicted of any criminal offence other than an offence which does not in the reasonable opinion of the Board affect his position under this Agreement;

         17.1.5   Becomes  bankrupt or enters into or makes any  arrangement  or
                  composition   with  or  for  the  benefit  of  his   creditors
                  generally;

         17.1.6   Becomes of unsound mind;

         17.1.7 Becomes incapacitated from performing all or any of his duties under this Agreement by illness, injury or otherwise for a period exceeding (in total) 26 weeks (or such longer period as the Company may agree) in any period of 12 months from performing all or any of his duties under this


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                  Agreement (save where he is being paid under the provisions of any permanent health insurance scheme maintained by the Company); or

17.2 Without prejudice to Clause 3.1 after notice of termination has been given by either party pursuant to Clause 3 or if the Executive seeks to or indicates an intention to resign as a Executive of the company or any Group Company or terminate his employment, provided that the Executive continues to be paid and enjoys his full contractual benefits until his employment terminates in accordance with the terms of this Agreements, the Board may in its absolute discretion without breaking the terms of this Agreement or giving rise to any claim against the Company or any Group Company for all or part of the notice period or fixed term (as the case may be):-

         17.2.1 Exclude the Executive from the premises of the Company and/or any Group Company;

         17.2.2 Require him to carry out specified duties consistent with the Executive's status, role and experience for the Company); other than those referred to in Clause 4 or to carry out no duties;

         17.2.3 Announce to employees, suppliers and customers that he has been given notice of termination or has resigned (as the case may be);

         17.2.4 Instruct the Executive not to communicate orally or in writing with suppliers, customers, employees, agents or representatives or the Company or any Group Company until his employment hereunder has terminated.

17.3 Before and after termination of the Executive's employment, the Executive will provide the Company and/or any Group Company with all reasonable assistance regarding matters of which he ahs knowledge and/or experience in any proceedings or possible proceedings in which the Company an/or Group Company is or may be a party, for a period of up to 6 months.

17.4 The Executive agrees that at the expense and request of the Company and in any event on termination of his employment he will transfer or procure the transfer of all shares held by him in trust or as a nominee by virtue of his employment with the Company to such person or persons as the Company may direct. If the Executive fails to do so within seven days of any such request or the termination of his employment (as the case may be) the company is irrevocably authorised to appoint a person or person to execute all necessary transfer forms and other documentation on his behalf.

DEDUCTIONS

18. The Executive hereby authorises the Company to deduct from his remuneration (which for this purpose includes salary, pay in lieu of notice, commission, bonus, holiday pay and sick pay) all debts owed by the Executive to the Company or any Group Company, including but without limitation the balance outstanding of any loans (and interest where appropriate) advanced by the Company to the Executive.


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


SALE OR RECONSTRUCTION OF THE COMPANY

19.1 The Executive will have no claim against the Company or any Group Company in respect of the termination (by operation of law or otherwise) of his employment under this Agreement on or in connection with the sale of the whole or a substantial part of the business or undertaking of the Company or on or in connection with the sale by reason of insolvency) if within 28 days of such an event he is offered employment on no less favourable terms than those contained in this agreement (apart from the identity of the employer) with any person, firm, company or organisation which acquires such Group Company or which acquires the whole or a substantial part of the undertaking or business of the Company as a result of such sale or of such amalgamation or reconstruction.

19.2 The Company does not have any redundancy provisions applicable to the Executive but the Executive will be advised if any are introduced within 4 weeks of their introduction.

DELIVERY OF DOCUMENTS AND PROPERTY

20. On termination of his employment for any reason (or earlier if requested) the Executive will immediately deliver up to the Company all property (including but not limited to documents and software, credit cards, keys and security passes) belonging to it or any Group Company in the Executive's possession or under his control. Documents and software include (but are not limited to) correspondence, diaries, address books, databases, files, reports, minutes, plans, records, documentation or any other medium for storing information. The Executive's obligations under this Clause include the return of all copies, drafts, reproductions notes, extracts or summaries (however stored or made) of all documents and software.

RESIGNATION AS EXECUTIVE

21.1 The Executive will on termination of his employment for any reason at the request of the board give notice resigning immediately without claim for compensation (but without prejudice to any claim he may have for damages fro breach of this Agreement):-

         21.1.1 As a Executive of the Company and all such Group Companies of which he is a Executive; and

         21.1.2 All trusteeships held by him of any pension scheme or other trusts established by the Company or any Group Company or any other company with which the Executive has had dealings as a consequence of his employment with the Company.

21.2 If any resignation pursuant to Clause 21.1 is not received by the relevant company within seven days of a request by the Company, the Company is irrevocably authorised to appoint a person to execute any documents and to do everything necessary to effect such resignation or resignations on the Executive's behalf.

RIGHTS FOLLOWING TERMINATION

22. The termination of the Executive's employment under this Agreement will not affect any of the provisions of this agreement which expressly operate or lawfully have effect after termination and will not prejudice any right of action already accrued to either party in respect of any breach of any terms of this Agreement by the other party.


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


DISCIPLINARY AND GRIEVANCE PROCEDURES

23. The Company does not have a formal disciplinary procedure that is applicable to the Executive, but the Executive will be advised if one is introduced within 4 weeks of its introduction.

PARENTAL LEAVE

24. The Company does not have any maternity or paternity leave provisions applicable to the Executive, but the Executive will be advised if any are introduced within 4 weeks of their introduction.

NOTICES

25. Notice under this Agreement by the Executive to the Company should be addressed to the Company and left at its registered office or is sent by first class post to its registered office and notices given by the Company to the Executive should be served personally or sent by first class or sent by facsimile transmission to his usual or last known place of residence and in case of service by post the day of service will be 48 hours after posting.

MISCELLANEOUS

26.1 This Agreement shall be governed by and interpreted in accordance with the law of England,

26.2 The parties to this Agreement submit to the jurisdiction of the English Courts in relation to any claim, dispute or matter arising out of or relating this Agreement.

26.3 Any delay by the Company in exercising any of its rights under this Agreement will not constitute a waiver of such rights.


         IN WITNESS WHEREOF this Agreement has been signed on behalf of the Company by a Director and executed and delivered as a deed by the Executive on the date set out at the beginning.


SIGNED by                           /s/ Magnus Gittins
For and on behalf of THE COMPANY    ---------------------------
                                    Magnus Gittins, Director



EXECUTED AND DELIVERED   )
By THE EXECUTIVE in the  )          /s/ Paul Boyle
Presence of:-                       ---------------------------
                                    ( Name )


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


Witness:


Signature:  /s/ David Ruiz-Alonso
            ------------------------------

Name:       David Ruiz-Alonso
            ------------------------------

Address:    Emannuel College
            ------------------------------
            St. Andrew's St.,
            Cambridge, CB2 3AP, UK
            ------------------------------


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